China Gengsheng Minerals, Inc. Wins Refractory Supply Contracts In Ukraine and Kazakhstan

Gongyi, China, March 14, 2008 – China Gengsheng Minerals, Inc. (OTCBB: CHGS) ("Gengsheng" or the "Company"), a leading manufacturer in China of industrial materials capable of withstanding high temperature, saving energy and boosting productivity, today announced that it has signed contracts valued at $1.84 million, to supply steel mills in Ukraine and Kazakhstan.

The Company will start shipping castables and refractory materials for the taphole in furnaces from March through the end of this year. The contract for the Ukrainian steel mill is valued at $891,200 and the contracts for the Kazakh steel mill amount to $951,000 in value.

"Being able to sell our core products to countries in the Commonwealth of Independent States (CIS) shows Gengsheng's broadening scope as an international business," said Mr. Shunqing Zhang, Chairman, CEO and President of Gengsheng. "We plan to continue leveraging our high product quality and our competitive prices to further expand overseas, especially in fast-growing markets like Ukraine."

According to the International Iron and Steel Institute, Ukraine was the world's eighth largest steel-producing country in 2007, with 42.8 million metric tons of crude steel in output, or 3.2% of world's total.

About China Gengsheng Minerals, Inc.

China Gengsheng Minerals, Inc. ("Gengsheng") develops, manufactures and markets a broad range of mineral-based industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. Offering customized solutions, Gengsheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, Gengsheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and in 11 other countries. Gengsheng conducts business through Gengsheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, Henan Gengsheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd. and Henan Gengsheng High Temperature Materials Co., Ltd.

For more information about the Company, please visit http://www.gengsheng.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Gengsheng Minerals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company's ability to market its products and services internationally; the Company's ability to meet its projected output for the term of the supply contracts; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Mr. Fulong Zheng
Investor Relations
China Gengsheng Minerals, Inc.
Tel: +86-371-6405-9846
Email: zflde@163.com

In the U.S.:
Valentine Ding
Investor Relations
The Global Consulting Group
Tel: +1-646-284-9412
Email: vding@hfgcg.com

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